CERTIFICATE OF DESIGNATIONS

                                 OF

          RIGHTS, PREFERENCES, PRIVILEGES AND
RESTRICTIONS

         OF SERIES C NON-VOTING CONVERTIBLE PREFERRED
STOCK

                                 OF

                RODMAN & RENSHAW CAPITAL GROUP, INC.

                       a Delaware corporation


     Charles W. Daggs, III and James D. Van De Graaff certify that:


     A. They are the duly elected and acting President and Corporate Secretary, respectively, of Rodman & Renshaw Capital Group, Inc., a
Delaware corporation
(the "Corporation").

     B.   Pursuant to the authority given by the
Corporation's Certificate of
Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

          WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares known as Preferred Stock, consisting of five million (5,000,000)
          shares issuable from time to time in one or more series; and

          WHEREAS, the Board of Directors of the
Corporation is authorized to fix by
          resolution or resolutions the rights,
preferences, privileges and restrictions granted
          to or imposed upon the Preferred Stock or any series thereof; and


          WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate fifty (50) shares of the Preferred
Stock as "Series C Non-Voting Convertible
          Preferred Stock" and to fix the rights,
preferences, privileges and restrictions relating to such series of Preferred Stock;

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes the designation and the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series C Non-Voting Convertible
          Preferred Stock:

          1.   Designation.  This series of Preferred
Stock shall be designated "Series
          C Non-Voting Convertible Preferred Stock" (the
"Series C Preferred Stock").

          2.   Number of Shares and Par Value.  The
number of shares constituting the
          Series C Preferred Stock shall be fifty (50).
Each share of the Series C Preferred Stock shall have a par value of one cent ($.01).

          3. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 3 shall have, for all purposes of this resolution, the meanings herein specified.

               Common Stock.  The term "Common Stock"
shall mean all shares now
          or hereafter authorized of any class of Common
Stock of the Corporation and any other stock
          of the Corporation, howsoever designated, authorized after the Issue Date, which has the right
          (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

               Conversion Date.  The term "Conversion
Date" shall have the meaning
          set forth in subparagraph 6(c) below.

               Conversion Price.  The term "Conversion
Price" shall mean the price per
          share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Series C
Preferred Stock, which price shall be determined
          pursuant to subparagraph 6(b) below, subject to adjustment in accordance with the provisions of subparagraph 6(e) below.

               Current Market Price.  The term "Current
Market Price" shall have the
          meaning set forth in subparagraph 6(f) below.

               Dividend Payment Date.  The term "Dividend
Payment Date" shall have
          the meaning set forth in subparagraph 4(a) below.

               Dividend Period.  The term "Dividend
Period" shall have the meaning
          set forth in subparagraph 4(a) below.

               Issue Date. The term "Issue Date" shall mean the date that shares of
          Series C Preferred Stock are first issued by the Corporation.

               Junior Stock.  The term "Junior Stock"
shall mean, for purposes of
          paragraphs 4, 5 and 8 below, the Common Stock and any other class or series of stock of the
          Corporation issued after the Issue Date not entitled to receive any dividends in any Dividend
          Period unless all dividends required to have been paid or declared and set apart for payment on the Series C Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of paragraphs 5 and 8 below, any class or series of stock of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the Series C Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

               Parity Stock.  The term "Parity Stock"
shall mean, for purposes of
          paragraphs 4, 5, 7 and 8 below, any other class or series of stock of the Corporation issued after the Issue Date entitled to receive payment of dividends on a parity with the Series C
          Preferred Stock and, for purposes of paragraphs
4 and 8 below, any other class or series of
          stock of the Corporation issued after the Issue
Date entitled to receive assets upon the
          liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the
          Series C Preferred Stock.

               Senior Stock.  The term "Senior Stock"
shall mean, for purposes of
          paragraphs 4, 5, 7 and 8 below, any class or series of stock of the Corporation issued after the Issue Date ranking senior to the Series C
Preferred Stock in respect of the right to receive
          dividends, and, for purposes of paragraphs 4 and 8 below, any class or series of stock of the
          Corporation issued after the Issue Date ranking senior to the Series C Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

               Subscription Price.  The term
"Subscription Price" shall mean $100,000 per share.

               Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the
          Corporation, whether directly or indirectly through one or more Subsidiaries.

          4.   Dividends.

               (a)  Subject to the prior preferences and
other rights of any Senior
          Stock and restrictions imposed by the terms of any indebtedness of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available for the purpose, cash dividends at a per annum rate applied to the Subscription Price as determined daily during each Dividend Period equal to the then most recent "Prime Rate," as published in The Wall Street Journal (or any successor publication) as the base rate on corporate U.S. Dollar loans posted by at least
75% of the nation's 30 largest banks (or any
          publicly published comparable rate as
determined by the Board of Directors) plus two percent
          per annum; such rate to change as and when such "Prime Rate" changes and such rate to be determined on the basis of a 365 day year and the actual days elapsed during a Dividend
          Period. Such dividends shall be cumulative from July 1, 1996, and shall be payable in arrears, when and as declared by the Board of Directors, on March 31, June 30, September
          30 and December 31 of each year (each such date being herein referred to as a "Dividend
          Payment Date"), commencing on September 30,
1996.  The period from July 1, 1996, through
          September 30, 1996, and each quarterly period between consecutive Dividend Payment Dates thereafter shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the Series
C Preferred Stock as their names appear on the
          share register of the Corporation on the corresponding Record Date. As used above, the term
          "Record Date" means, with respect to the dividend payment on March 31, June 30,
          September 30 and December 31, respectively, of each year, the preceding March 30, June 29,
          September 29 and December 30, or such other record date designated by the Board of
          Directors of the Corporation with respect to the dividend payable on such respective Dividend
          Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without
reference to any Dividend Payment Date, to holders
          of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. No dividends shall be payable in respect of any period less than a full Dividend Period.

               (b)  In the event that full cash dividends
are not paid or made
          available to the holders of all outstanding shares of Series C Preferred Stock and of any Parity
          Stock, and funds available shall be
insufficient to permit payment in full in cash to all such
          holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be
distributed among the holders of the Series C Preferred
          Stock and of any Parity Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the
          Series C Preferred Stock shall cumulate as provided in subparagraph 4(c) below.

               (c)  If, on any Dividend Payment Date, the
holders of the Series C
          Preferred Stock shall not have received the full dividends provided for in the other provisions of this paragraph 4, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid.  Unpaid
dividends for any period less than a full Dividend
          Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365 day year.

               (d)  So long as any shares of Series C
Preferred Stock shall be
          outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such
dividends are declared or paid, or payable in shares of
          Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series C
          Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

          5.   Distributions Upon Liquidation,
Dissolution or Winding Up.  In the
          event of any voluntary or involuntary
liquidation, dissolution or other winding up of the affairs
          of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series C Preferred Stock shall be entitled to be paid the Subscription Price of all outstanding shares of Series C Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date, and no more, in cash or in property taken at its fair value as determined by the Board of Directors.

          If such payment shall have been made in full to the holders of the Series C Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity
          Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series
C Preferred Stock and of any Parity Stock shall
          be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series C Preferred Stock and of any Parity Stock
          ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the
          Corporation to another corporation or
corporations shall be deemed a liquidation, dissolution
          or winding up of the affairs of the corporation within the meaning of this paragraph 5.

          6.   Conversion Rights.  The Series C Preferred
Stock shall be convertible
          into Common Stock as follows:

               (a)  Automatic Conversion.  Each
outstanding share of Series C
          Preferred Stock shall automatically be
converted, without any further act of the Corporation
          or its stockholders, into fully paid and nonassessable shares of Common Stock at the
          Conversion Price then in effect, upon the commencement of a rights offering to all stockholders of the Corporation at a per share cash price equal to such Conversion Price pursuant to which the stockholders of the Corporation (other than the holders of Series C
          Preferred Stock whose rights to purchase shares in the offering would be deemed exercised and consummated by the conversion) could purchase the number of shares proportional to the number of shares issued upon conversion
("Rights Offering"). The Series C Preferred Stock shall not otherwise be convertible.

               (b)  Conversion Price.  Each share of
Series C Preferred Stock shall
          be converted into a number of shares of Common
Stock determined by dividing (i) the sum
          of (A) the Subscription Price plus (B) any dividends on such share of Series C Preferred Stock which such holder is entitled to receive, but has not yet received, by (ii) the Conversion Price in effect on the Conversion Date.  The
Conversion Price at which shares of Common Stock
          shall initially be issuable upon conversion of the shares of Series C Preferred Stock shall be determined on a floating basis and shall equal the book value per share of Common Stock from time to time determined in accordance with generally accepted accounting principles from the Corporation's financial records as at the close of the full month immediately preceding the
          Conversion Date, provided that: (i) if it is not practicable to determine such book value on a sufficiently timely basis to commence the Rights Offering, then the Conversion Price shall be so determined at the close of the full month second preceding the Conversion Date; and (ii)
          if the applicable book value per share is less than $0.09, then the Conversion Price shall be
          $.09. The determination of book value shall be made by the independent auditors of the
          Company based on a review of the financial records of the Company but without an audit.
          The Conversion Price shall be subject to adjustment as set forth in subparagraph 6(e). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

               (c)  Mechanics of Conversion.  Upon the
occurrence of the event
          specified in subparagraph 6(a), the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common
Stock issuable upon such conversion unless
          certificates evidencing the shares of Series C
Preferred Stock are either delivered to the
          Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date of the occurrence of the event specified in subparagraph 6(a) and such date is referred to herein as the "Conversion Date." Subject to the provisions of subparagraph 6(e), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series C Preferred Stock to the Corporation or any transfer agent of the Corporation) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common
Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 6(d). Subject to the provisions of subparagraph 6(e), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable
Conversion Date.

               (d)  Fractional Shares.  No fractional
shares of Common Stock or
          script shall be issued upon conversion of shares of Series C Preferred Stock.
          Instead of any fractional shares of Common
Stock which would otherwise be
          issuable upon conversion of any shares of Series C Preferred Stock, the
          Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

               (e)  Conversion Price Adjustments.  The
Conversion Price shall be
          subject to adjustment from time to time as follows:

                    (i)    Consolidation, Merger, Sale,
Lease or Conveyance.
          In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series C Preferred
Stock shall after the date of such
          consolidation, merger, sale, lease or
conveyance be convertible into the number
          of shares of stock or other securities or property (including cash) to which the
          Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series C Preferred Stock would have been entitled upon such
consolidation, merger, sale, lease or
          conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of
          Series C Preferred stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the
conversion of the shares of Series C
          Preferred Stock.

                    (ii)   Rounding of Calculations;
Minimum Adjustment.  All
          calculations under this subparagraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 6 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate
$0.01 or more.

                    (iii)  Timing of Issuance of
Additional Common Stock Upon
          Certain Adjustments. In any case in which the provisions of this subparagraph (e) shall require that an
adjustment shall become effective
          immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series C
          Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common
Stock issuable upon such
          conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (d) of this paragraph 6; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate
instrument evidencing such holder's right
          to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

               (f)  Current Market Price.  The Current
Market Price at any date
          shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common
Stock for 30 consecutive trading
          days ending no more than 15 business days before such date (as adjusted for any stock dividend, split, combination or
reclassification that took effect during such
          30 business day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place o such day, the average of the last closing bid and asked prices regular way, in either case on the principal national
securities exchange on which the Common
          Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by
          NASDAQ, if the Common Stock is traded
over-the-counter and quoted in the
          National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common
          Stock as reported by NASDAQ or any comparable system or, if the Common
          Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National
          Association of Securities Dealers, Inc.
selected from time to time by the
          Corporation for that purpose.  If the Common
Stock is not traded in such
          manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

               (g)  Statement Regarding Adjustments.
Whenever the Conversion
          Price shall be adjusted as provided in
subparagraph 6(e), the Corporation shall
          forthwith file, at the office of any transfer agent for the Series C Preferred
          Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series C Preferred Stock at its address appearing on the Corporation's records.

               (h)  Costs.  The Corporation shall pay all
documentary, stamp,
          transfer or other transactional taxes
attributable to the issuance or delivery of
          shares of Common Stock upon conversion of any shares of Series C Preferred
          Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

               (i)  Reservation of Shares.  The
Corporation shall reserve at all times
          so long as any shares of Series C Preferred
Stock remain outstanding, free from
          preemptive rights, out of its treasury stock
(if applicable) or its authorized but
          unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series C
Preferred Stock, sufficient shares of
          Common Stock to provide for the conversion of all outstanding shares of Series
          C Preferred Stock.

               (j)  Approvals.  If any shares of Common
Stock to be reserved for
          the purpose of conversion of shares of Series
C Preferred Stock require
          registration with or approval of any
governmental authority under any federal
          or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
          If, and so long as, any Common Stock into which the shares of Series C
          Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will,
contemporaneously with the conversion, cause
          to be listed and thereafter to keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

               (k)  Valid Issuance.  All shares of Common
Stock which may be
          issued upon conversion of the shares of Series
C Preferred Stock will upon
          issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the
          Conversion Price to be less than the par value, if any, of the Common Stock).

          7.   Voting Rights.

               (a)  The holders of the issued and
outstanding shares of Series C
          Preferred Stock have no voting rights except as set forth herein and as required by law.

               (b)  Without the consent of the holders of
at least

                    (i)    a majority of the shares of
Series C Preferred Stock
          then outstanding, given in writing or by vote at a meeting of holders of Series
          C Preferred Stock called for such purpose, the Corporation will not (A) increase the authorized amount of Series C Preferred
Stock or (B) create any other class
          of Parity Stock or Senior Stock or increase the authorized amount of any such other class; and

                    (ii)   a majority of the shares of
Series C Preferred Stock
          then outstanding, given in writing or by vote at a meeting of holders of Series
          C Preferred Stock called for such purpose, the Corporation will not (A) other than as set forth in (i) above, amend, alter or repeal any provision of the
          Certificate of Incorporation or this
Certificate so as to adversely affect the
          rights, preferences or privileges of the Series
C Preferred Stock or (B) merge
          or consolidate with or into any other person, or sell substantially all of its assets or business to any other person, except that the Corporation may merge with any person if the corporation is the entity surviving such merger and such merger does not adversely affect the rights, preferences and privileges of the
          Series C Preferred Stock.

          8.   Covenants.  In addition to any other
rights provided by law, so long as
          any Series C Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series
C Preferred Stock, will not:

               (a)  amend or repeal any provision of, or
add any provision to, the
          Corporation's Certificate of Incorporation or
By-Laws or to these resolutions if
          such action would alter adversely or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series C
          Preferred Stock, or increase or decrease the number of shares of Series C
          Preferred Stock authorized hereby;

               (b)  authorize or issue shares of any
class or series of stock not
          expressly authorized herein having any
preference or priority as to dividends,
          assets or other rights superior to or on a parity with any such preference or priority of the Series C Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

               (c)  reclassify any class or series of any
Junior Stock into Parity Stock
          or Senior Stock or reclassify any series of Parity Stock into Senior Stock; or

               (d)  pay or declare any dividend on any
Junior Stock (other than
          dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior
          Stock other than Common Stock, together with cash in lieu of fractional shares and dividends not in excess of dividends paid to the Series C Preferred Stock)
          while the Series C Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock, except from employees of the Corporation upon termination of employment or otherwise pursuant to the terms of stock purchase or option agreements providing for the repurchase of, or right of first refusal with respect to, such Junior Stock entered into with such employees.

          9. Exclusion of Other Rights. Except as may otherwise be required by law, the Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time)
          and in the Corporation's Certificate of
Incorporation.  The shares of Series C
          Preferred Stock shall have no preemptive or subscription rights. The Series C
          Preferred Stock shall not be subject to
redemption or the operation of a
          retirement or sinking fund.

          10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          11. Severability of Provisions. If any right, preference or limitation of the
          Series C Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          12.  Status of Reacquired Shares.  Shares of
Series C Preferred Stock which
          have been issued and converted or reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware)
          have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     C.   The authorized number of shares of Preferred
Stock of the Corporation is 5,000,000
and the number of shares constituting the Series C
Non-Voting Convertible Preferred Stock, consisting of the shares authorized hereby, is 50.
     IN WITNESS WHEREOF, the undersigned have executed this certificate as of March 29, 1996, on behalf of the Corporation, and certify under penalty of perjury that this is the act and deed of the Corporation, and that the facts stated herein are true.




                     By: /s/ Charles W. Daggs,III
                         ---------------------------
                         Charles W. Daggs, III
                         President and Chief Executive Officer





                    By: /s/ James D. Van De Graaff
                         ----------------------------
                           James D. Van De Graaff
                           Secretary